Exhibit 10.4

DEFAULT WAIVER AND FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

BY AND BETWEEN SENSUS HEALTHCARE, LLC

AND SILICON VALLEY BANK, DATED MAY 12, 2015

DEFAULT WAIVER AND FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Default Waiver and First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 12th day of May, 2015, and made effective as of March 12, 2015, by and between Silicon Valley Bank (“Bank”) and Sensus Healthcare, LLC, a Delaware limited liability company (“Borrower”) whose address is 851 Broken Sound Parkway NW, Suite 215, Boca Raton, FL 33487.

RECITALS

A.           Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 12, 2013 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.           Borrower is currently in default of the Loan Agreement for failing to comply with the financial covenant set forth in Section 6.7(b) of the Loan Agreement for each month during Borrower’s 2014 fiscal year (the “Existing Defaults”).

C.           Borrower has requested that Bank waive its rights and remedies against Borrower, limited specifically to the Existing Defaults. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Borrower related to the specific Existing Defaults on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.

D.           Borrower has further requested that Bank amend the Loan Agreement to (i} reduce the amount available to be borrowed under the Revolving Line, (ii) extend the maturity date, (iii) lower the interest rate payable on Advances, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.          Waiver of Covenant Defaults.

Bank hereby waives Borrower’s Existing Defaults under the Loan Agreement. Bank’s waiver of Borrower’s compliance of these covenants shall apply only to the foregoing periods. Accordingly, hereinafter, Borrower shall be in compliance with these covenants, as amended by this Amendment.

Bank’s agreement to waive the above-described defaults (1) in no way shall be deemed an agreement by the Bank to waive Borrower’s compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank’s right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank’s right to demand strict performance of all other covenants as of any date.

3.           Amendments to Loan Agreement.

3.1         Section 2.3 (Payment of Interest on Credit Extensions). Clauses (a) and (d) of Section 2.3 are amended in their entirety and replaced with the following:

(a)          Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to one and three quarters percentage points (1.75%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(e) below.

(b)          Reserved.

3.2         Section 2.4 (Fees). The following new clauses (e) and (f) are hereby added to Section 2.4:

(a)          Loan Fee. A fully earned, non-refundable loan fee of Ten Thousand Dollars ($10,000) which shall be payable as follows: Five Thousand Dollars shall be due on the First Amendment Date, and an additional Five Thousand Dollars ($5,000) shall be due on the first anniversary of the First Amendment Date.

(b)          Unused Revolving Line Facility Fee. Payable quarterly in arrears, on the first day of each calendar quarter prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to one quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, accruing from and after the First Amendment Date. The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (x) the Revolving Line, and (y) the average for the period of the daily closing balance of the Revolving Line outstanding.

3.3         Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) is amended in its entirety and replaced with the following:

(a)          Borrowing Base Reports. Within thirty (30) days after the last day of each month, (i) aged listings of accounts receivable and accounts payable (by invoice date); and (ii) a Deferred Revenue report (the “Borrowing Base Reports”);

3.4         Section 6.7 (Financial Covenants). Section 6.7 is amended in its entirety and replaced with the following:

3.5         Financial Covenants. Maintain at all times, subject to periodic reporting as of the last day of the applicable month or quarter:

(a)          Adjusted Quick Ratio. As of the last day of each month, an Adjusted Quick Ratio of at least 1.75 to 1.00.

(b)          Minimum Trailing 3-Month EBITDA. As of the last day of each quarter set forth below, EBIIDA during such quarter of at least the following:

Quarter Ended	EBITDA

June 30, 2015	($700,000)
December 31, 2015	($500,000)
March 31, 2015	$1,000
September 30, 2015	$500,000
March 31, 2016, and each quarter thereafter	To be determined based on review of Borrower’s 2016 board approved plan

3.6           Section 13 (Definitions). Clause (e) of the definition of Eligible Accounts is amended in its entirety and replaced with the following:

(e)          Accounts owing from an Account Debtor which does not have its principal place of business in the United States, other than Accounts owing from Eckert & Ziegler;

3.7           Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.l are amended in their entirety and replaced with the following:

“Revolving Line” is an aggregate principal amount equal to One Million Five Hundred Thousand Dollars ($1,500,000).

“Revolving Line Maturity Date” is the date two (2) years from the First Amendment Date.

3.8           Section 13 (Definitions). The following terms and their respective definitions are hereby added to Section 13.1 in their appropriate alphabetical order:

“First Amendment Date” is May 12, 2015.

“Unused Revolving Line Facility Fee” is defined in Section 2.4(f).

3.9           Section 13 (Definitions). The following terms and their respective definitions are hereby deleted from Section 13.1 in their entirety:

“Minimum Interest”

“Minimum Interest Period”

3.10         Exhibit C (Borrowing Base Certificate). Exhibit C to the Loan Agreement is amended in its entirety and replaced with Exhibit C attached hereto.

3.11         Exhibit D (Compliance Certificate). Exhibit D to the Loan Agreement is amended in its entirety and replaced with Exhibit D attached hereto.

4.           Limitation of Amendments.

4.1           The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.           Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;

5.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

S.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.3           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

5.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.6           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.           Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7.           Release by Borrower

7.1           For good and valuable consideration, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2           In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” (Emphasis added.)

7.3          By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4          This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5          Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)          Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)          Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)          The terms of this Amendment are contractual and not a mere recital.

(d)          This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)          Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8.          Integration. 1bis Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.          Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.         Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) payment of the loan fee of Five Thousand Dollars ($5,000) due on the First Amendment Date in accordance with Section 2.4(e}, (c) the due execution and delivery to Bank of a completed Perfection Certificate of Borrower, and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

11.         Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Georgia.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Sensus Healthcare, LLC

By:	/s/ Ryan Roller	By:	/s/ Arthur Levine
Name:	Ryan Roller	Name:	Arthur Levine
Title:	VP	Title:	CFO

[signature page of Default Waiver and First Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT C
BORROWING BASE CERTIFICATE

Borrower: Sensus Healthcare, LLC

Lender: Silicon Valley Bank

Commitment Amount:    $1,500,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable (invoiced) Book Value as of	$
2.	Additions (Please explain on next page)	$
3.	Less: Intercompany I Employee I Non-Trade Accounts	$
4.	NET TRADE ACCOUNTS RECEIVABLE	$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5.	90 Days Past Invoice Date	$
6.	Credit Balances over 90 Days	$
7.	Balance of 50% over 90 Day Accounts (Cross-Age or Current Affected)	$
8.	Foreign Account Debtor Accounts (other than Eckert & Ziegler)	$
9.	Foreign Invoiced and/or Collected Accounts Contra I Customer Deposit Accounts	$
10.	U.S. Government Accounts .(w/o AOC)	$
11.	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
12.	Accounts with Memo or Pre-Billings	$
13.	Contract Accounts; Accounts with Progress I Milestone Billings	$
14.	Accounts for Retainage Billings	$
15.	Trust I Bonded Accounts	$
16.	Bill and Hold Accounts	$
17.	Unbilled Accounts	$
18.	Non-Trade Accounts (If not already deducted above)	$
19.	Accounts with Extended Term Invoices (Net 90-I-)	$
20.	Chargebacks Accounts I Debit Memos	$
21.	Product Returns/Exchanges	$
22.	Disputed Accounts; Insolvent Account Debtor Accounts	$
23.	Deferred Revenue (when AQR < 1.75:1.00)/ Other (Please explain on next page)	$
24.	Concentration Limits	$
25.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
26.	Eligible Accounts (#4 minus #26)	$
27.	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #27)	$

BALANCES
28.	Maximum Loan Amount	$ 1,500,000
29.	Total Funds Available [Lesser of #29 or #28]	$
30.	Present balance owing on Line of Credit	$
31.	RESERVE POSITTON (#30 minus #31)	$

[Continued on following page.]

Explanatory comments from previous page:

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:		BANK USE ONLY

Received by:
AUTIIORIZED SIGNER
By:		Date:
	Authorized Signer	Verified:
Date:			AUTHORIZED SIGNER

Date:
Compliance Status: Yes No

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:

FROM: SENSUS HEALTHCARE, LLC

The undersigned authorized officer of Sensus Healthcare, LLC (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1)         Borrower is in complete compliance for the period ending with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5)         no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not incompliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Renortin2 Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Certificate, NR & A/P Agings, Deferred Revenue Report	Monthly within 30 days	Yes No
Annual Financial Projections	Within 45 days after FYE	Yes No

Financial Covenant	Required	Actual	Complies

Maintain:
Minimum Adjusted Quick Ratio (tested monthly);	1.75:1.00	______:1.00	Yes No
Minimum Quarterly EBITDA (tested quarterly}:
3/31/15	($700,000)	$	Yes No
6/30/15	($500,000)	$	Yes No
9/30/15	$1,000	$	Yes No
12/31/15	$500,000	$	Yes No
3/31/16 and thereafter	TBD

The following financial covenant analyses and information set forth in Schedule I attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Sensus Healthcare, LLC	BANK USE ONLY
By:
Received by:
AUTHORIZED SIGNER
By:	Name:
Name:	Title:
Title:	Date:
Verified:
AUTHORIZED SIGNER
Date:
Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:____________________________

I.           Adjusted Quick Ratio (Section 6.7(a))

Required:	1.75:1.00

Actual:	____:1.00

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower maintained with Bank	$___________

B.	Aggregate value of the net accounts receivable of Borrower	$___________

c.	Quick Assets (the sum of lines A and B)	$___________

D.	Aggregate value of Obligations to Bank	$___________

E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year	$___________

F.	Current Liabilities (the sum of lines D and E)	$___________

G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$___________

H.	Line F minus line G	$___________

I.	Adjusted Quick Ratio (line C divided by line H)	____:1.00

Is line I equal to or greater than 1.75:1:00?

____ No, not in compliance	_____ Yes, in compliance

II.          Minimum Quarterly EBITDA (Section 6.7(b))

Required: See chart below

Quarter Ended	EBITDA
March 31, 2015	($700,000)
June 30, 2015	($500,000)
September 30, 2015	$1,000
December 31, 2015	$500,000
March 31, 2016, and each quarter thereafter	To be determined based on review of Borrower’ s 2016 board-approved plan

Actual:

A.	Net Income of Borrower for the quarter most recently ended		$

B.	To the extent included in the determination of Net Income

	1.	The provision for income taxes	$

	2.	Depreciation expense	$

	3.	Amortization expense	$

	4.	Net Interest Expense	$

	5.	Reasonable add-backs for non-cash items (including, without limitation, stock compensation	$

	6.	The sum of lines 1 through 5	$

	c.	Quarterly EBITDA (line A plus line B.6)	$________

Is line C equal to or greater than the appropriate amount set forth above?

_____ No, not in compliance	_____ Yes, in compliance